UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On September 25, 2009, Stephen D.R. Moore notified the Board of Directors (the “Board”) of Stream Global Services, Inc. (the “Company”) that he is resigning from the Board and from any committee of the Board effective upon the closing (the “Closing”) of the share exchange contemplated by the Share Exchange Agreement dated August 14, 2009, by and among the Company and the other parties thereto (as amended, the “Exchange Agreement”). Mr. Moore’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On September 25, 2009, pursuant to the terms of the Stockholders Agreement dated August 14, 2009, by and among the Company and the other parties thereto (as amended, the “Stockholders Agreement”), a copy of which was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2009, the Board elected Gerardo C. Ablaza, Jr., Alfredo I. Ayala, Julie G. Richardson and R. Davis Noell to the Board, effective immediately following the Closing. Descriptions of the biographies for each of Messrs. Ablaze, Ayala and Noell and Ms. Richardson are contained in the Company’s Definitive Information Statement on Form 14C, filed with the SEC on September 4, 2009, in the section entitled “THE SHARE EXCHANGE – Board of Directors and Management of the Combined Company.” The Board also elected Mr. Ayala and Ms. Richardson to serve on the Compensation Committee of the Board and elected Messrs. Ablaza and Noell to serve on the Nominating Committee of the Board, in each case, effective immediately following the Closing.

Item 8.01. Other Events.

On September 29, 2009, the Company and Stream Holdings Corporation, Stream International, Inc., Stream New York, Inc. and Stream International Europe BV, each a wholly-owned subsidiary of the Company, entered into a definitive agreement to sell $200 million aggregate principal amount of 11.25% senior secured notes due 2014 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Act”). The issue price is 95.454% of the principal amount of the Notes. The Notes will be guaranteed by certain of the Company’s direct and indirect subsidiaries on a senior secured basis.

The closing of the sale of the Notes is expected to occur on or about October 1, 2009, subject to the closing of the Company’s previously announced combination with eTelecare Global Solutions, Inc. (“eTelecare”), the concurrent closing of a new asset-based revolving credit facility providing for borrowing of up to $100 million, subject to borrowing base limitations, and customary closing conditions.

The proceeds from the offering of the Notes, together with available cash, will be used to repay all amounts outstanding under the Company’s existing revolving credit facility and bank term loans, to repay all amounts outstanding under the existing bank loan of EGS. Corp., the parent of eTelecare, and loans by EGS Corp. to certain of its affiliates, and to pay the fees, expenses and other costs relating to the offering of the Notes, the Company’s entry into a new asset-based revolving credit facility and the share exchange contemplated by the Exchange Agreement.

The Notes have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements regarding the offering of the notes, the new asset-based revolving credit facility, the combination with eTelecare Global Solutions, Inc., our anticipated financial condition, results of operations and business in the future, including expectations, beliefs, projections, future plans and strategies and assumptions concerning future results and events. These forward-looking statements generally may, but do not necessarily, include words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue” or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Our future results may differ materially from those expressed in these forward-looking statements. For further details of these and other risks and uncertainties that may impact forward-looking statements and the Company’s business and financial results, see information set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in our other filings made from time to time with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, changed assumptions or otherwise; and all forward-looking statements speak only as of the time when made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: September 29, 2009	By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	Chairman and Chief Executive Officer